Exhibit 10.1

AMENDED AND RESTATED

MICROTUNE, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

i

ii

AMENDED AND RESTATED

MICROTUNE, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2000 Employee Stock Purchase Plan (the “Plan”) of Microtune, Inc. (the “Company”), which originally became effective as of August 4, 2000 and was amended and restated effective as of November 1, 2008.

ARTICLE I

PURPOSE

The purpose of the Plan is to provide Employees of the Company and any Designated Subsidiary of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II

DEFINITIONS

Section 2.1. Board means the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Article XIV of the Plan.

Section 2.2. Code means the Internal Revenue Code of 1986, as amended.

Section 2.3. Common Stock means the common stock of the Company.

Section 2.4. Company means Microtune, Inc.

Section 2.5. Compensation means all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

Section 2.6. Designated Subsidiary means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

Section 2.7. Dissolution Exercise Date means a new Exercise Date which shall occur immediately prior to the consummation of a proposed dissolution or liquidation, unless provided otherwise by the Board.

Section 2.8. Employee means any individual who is an employee of the Company or a Designated Subsidiary for tax purposes whose customary employment with the Company or a Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the

Company or a Designated Subsidiary. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

Section 2.9. Enrollment Date means the first Trading Day of each Offering Period, as described in Section 2.13(a)(i) below.

Section 2.10. Exercise Date means the last Trading Day of each Offering Period, as described in Section 2.13(a)(ii) below.

Section 2.11. Fair Market Value means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

(d) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the Registration Statement.

Section 2.12. New Exercise Date means a new Exercise Date which shall occur immediately prior to the consummation of a proposed asset sale or merger if the successor corporation refuses to assume or substitute for the option.

Section 2.13. Offering Period

(a) Subject to Section 2.13(b) below, the term “Offering Period” means a period of approximately six (6) months at the end of which an option granted pursuant to the Plan may be exercised, which shall:

(i) commence on the first Trading Day on or after the later of:

(A) May 1 and November 1 of each year, or

(B) the first day after the last day of the immediately preceding Offering Period (the Enrollment Date), and

(ii) terminate on the last Trading Day that immediately precedes the six (6) month anniversary of the date described in Section 2.13(a)(i) above (the Exercise Date);

(b) Notwithstanding Section 2.13(a) above, the duration and timing of each Offering Period, including the commencement and termination thereof, may be changed pursuant to Article IV and Section 20.2 of this Plan.

Section 2.14. Plan means this Amended and Restated 2000 Employee Stock Purchase Plan.

Section 2.15. Purchase Price means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Article XX.

Section 2.16. Registration Statement means the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock.

Section 2.17. Reserves means the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

Section 2.18. Subsidiary means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or any Subsidiary.

Section 2.19. Trading Day means a day on which national stock exchanges and the Nasdaq System are open for trading.

ARTICLE III

ELIGIBILITY

Section 3.1. Employee Eligibility. Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

Section 3.2. Limitations on Eligibility. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that:

(a) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or

(b) his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

ARTICLE IV

OFFERING PERIODS

Section 4.1. Offering Periods, Generally. Subject to the adjustments described in Section 4.2 below, the Plan shall be implemented by consecutive, non-overlapping Offering Periods with a new Offering Period generally commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Article XX hereof.

Section 4.2. Offering Period Adjustments. Notwithstanding Section 4.1 above, as contemplated by Section 20.2 below, the Board shall have the power to change the duration of Offering Periods (including the commencement and termination dates thereof) with respect to:

(a) a current offering without stockholder approval if, in the opinion of counsel, such change is necessary to avoid the violation of an applicable provision of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

(b) future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

ARTICLE V

PARTICIPATION

Section 5.1. Electing to Participate. An eligible Employee may participate in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

Section 5.2. Commencement of Payroll Deductions. Payroll deductions for an Employee who has completed the necessary subscription agreement described in Section 5.1 above shall commence on the first pay day following the Enrollment Date and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the Employee as provided in Article X below.

ARTICLE VI

PAYROLL DEDUCTIONS

Section 6.1. Payroll Deductions. At the time an Employee files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, the Employee shall have the payroll deductions made on such day applied to his or her account under the next succeeding Offering Period.

Section 6.2. Crediting of Account. All payroll deductions made for an Employee who has elected to participate in the Plan shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. An Employee who has elected to participate in the Plan may not make any additional payments into such account.

Section 6.3. Discontinuation of Payroll Deductions. An Employee who has elected to participate in the Plan may discontinue his or her participation in the Plan as provided in Article X below, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. An Employee’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Article X below.

Section 6.4. Company Cessation of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with section 423(b)(8) of the Code and Section 3.2 above, an Employee’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Employee’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Employee as provided in Article X below. At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Employee must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from an Employee’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

ARTICLE VII

GRANT OF OPTION

On the Enrollment Date of each Offering Period, each eligible Employee who has elected to participate in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase on the Exercise Date of any Offering Period more than five thousand (5,000) shares of the Company’s Common Stock (subject to any adjustment pursuant to Article XIX), and provided further that such purchase shall be subject to the limitations set forth in Section 3.2 and Article XIII hereof. The Board may, for future Offering Periods, subject also to the limitations set forth in Section 3.2 and Article XIII hereof, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase on the Exercise Date of any Offering Period. Exercise of the option shall occur as provided in Article VIII below, unless the Employee has withdrawn pursuant to Article X below. The option shall expire on the last day of the Offering Period if it is not exercised.

ARTICLE VIII

EXERCISE OF OPTION

Section 8.1. Automatic Exercise of Option. Unless an Employee withdraws from the Plan as provided in Article X below, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Employee at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in an Employee’s account which are not sufficient to purchase a full share shall be retained in the Employee’s account for the subsequent Offering Period, subject to earlier withdrawal by the Employee as provided in Article X below. Any other monies left over in a Employee’s account after the Exercise Date shall be returned to the Employee. During an Employee’s lifetime, an Employee’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

Section 8.2. Actions Taken by the Board or the Company.

(a) The Board may take any action described in Section 8.2(b) below, if the Board determines, in its sole and absolute discretion, that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed either the number of shares of Common Stock that are available for sale under the Plan on:

(i) the Enrollment Date of the applicable Offering Period, or

(ii) on such Exercise Date.

(b) If the Board determines, in its sole and absolute discretion, that the events described in Section 8.2(a) above are applicable, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participating Employees who are exercising options to purchase shares of Common Stock on such Exercise Date.

(c) The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to Section 8.2(b) above, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

ARTICLE IX

DELIVERY

As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participating Employee, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

ARTICLE X

WITHDRAWAL

Section 10.1. Withdrawal of Interests in Account. An Employee may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Employee’s payroll deductions credited to his or her account shall be paid to such Employee promptly after receipt of notice of withdrawal and such Employee’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If an Employee withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Employee delivers to the Company a new subscription agreement.

Section 10.2. Effect of Withdrawal. An Employee’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Employee withdraws.

ARTICLE XI

TERMINATION OF EMPLOYMENT

Upon an Employee’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Employee’s account during the Offering Period but not yet used to exercise the option shall be returned to such Employee or, in the case of his or her death, to the person or persons entitled thereto under Article XV below, and such Employee’s option shall be automatically terminated. The preceding sentence notwithstanding, an Employee who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the customary number of hours per week of employment during the period in which he or she is subject to such payment in lieu of notice.

ARTICLE XII

INTEREST

No interest shall accrue on the payroll deductions of an Employee in the Plan.

ARTICLE XIII

COMMON STOCK

Section 13.1. Shares of Common Stock Available. Subject to adjustment upon changes in capitalization of the Company as provided in Article XIX below, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be two million seven hundred and eighty thousand (2,780,000) shares of Common Stock.

Section 13.2. Employee Interests in Common Stock. The Employee shall have no interest or voting right in shares of Common Stock covered by his option until such option has been exercised.

Section 13.3. Registration of Shares of Common Stock. Shares of Common Stock to be delivered to an Employee under the Plan shall be registered in the name of the Employee or in the name of the Employee and his or her spouse.

ARTICLE XIV

ADMINISTRATION

The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

ARTICLE XV

DESIGNATION OF BENEFICIARY

Section 15.1. Beneficiary Designation. An Employee may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Employee’s account under the Plan in the event of such Employee’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Employee of such shares and cash. In addition, an Employee may file a written designation of a beneficiary who is to receive any cash from the Employee’s account under the Plan in the event of such Employee’s death prior to exercise of the option. If an Employee is married and the designated beneficiary is not the Employee’s spouse, spousal consent shall be required for such designation to be effective.

Section 15.2. Modification or Absence of Beneficiary Designation. Such designation of beneficiary may be changed by the Employee at any time by written notice. In the event of the death of an Employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Employee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

ARTICLE XVI

TRANSFERABILITY

Neither payroll deductions credited to an Employee’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Article XV above) by the Employee. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article X above.

ARTICLE XVII

USE OF FUNDS

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

ARTICLE XVIII

REPORTS

Individual accounts shall be maintained for each Employee who has elected to participate in the Plan. Statements of account shall be provided at least annually to such Employees. Such statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

ARTICLE XIX

ADJUSTMENTS

Section 19.1. Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Employee may purchase each Offering Period (pursuant to Article VII above), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

Section 19.2. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a Dissolution Exercise Date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Dissolution Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participating Employee in writing, at least ten (10) business days prior to the Dissolution Exercise Date, that the Exercise Date for the Employee’s option has been changed to the Dissolution Exercise Date and that the Employee’s option shall be exercised automatically on the Dissolution Exercise Date, unless prior to such date the Employee has withdrawn from the Offering Period as provided in Article X above.

Section 19.3. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and the Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participating Employee in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Employee’s option has been changed to the New Exercise Date and that the Employee’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Employee has withdrawn from the Offering Period as provided in Article X above.

ARTICLE XX

AMENDMENT OR TERMINATION

Section 20.1. Amendment or Termination, Generally. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Article XIX above, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Article XIX and this Article XX, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participating Employee. To the extent necessary to comply with section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

Section 20.2. Modifications. Without stockholders consent and without regard to whether any Employee rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by an Employee in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Employee properly correspond with amounts withheld from the Employee’s Compensation, and establish such other limitations or procedures that are consistent with the Plan as the Board (or its committee) determines in its sole discretion to be advisable.

Section 20.3. Avoidance of Adverse Accounting Consequences.

(a) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable and consistent with section 423 of the Code, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

(b) The modifications or amendments described in Section 20.3(a) above, shall not require stockholder approval or the consent of any Employees who have elected to participate in the Plan.

ARTICLE XXI

NOTICES

All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

ARTICLE XXII

CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

ARTICLE XXIII

TERM OF PLAN

The Plan shall become effective on November 1, 2008; provided, however, that, unless the Plan is approved by the stockholders of the Company within 12 months of its adoption by the Board, the Plan shall automatically terminate following the sale of any remaining shares of Common Stock that have been previously authorized for issuance pursuant to the Plan and any remaining payroll deductions accumulated in Employees’ accounts shall be refunded to such Employees as soon as administratively practicable. The Plan shall continue in effect through August 3, 2010 unless sooner terminated under Article XX above.

EXHIBIT A

SUBSCRIPTION AGREEMENT

Original Application Enrollment Date:

Change in Payroll Deduction Rate

Change of Beneficiary(ies)

1.                          hereby elects to participate in the Microtune, Inc. Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Plan.

5. Shares purchased for me under the Plan should be issued in the name(s) of (Employee or Employee and Spouse only).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the Fair Market Value of the shares at the time of such disposition over the Purchase Price which I paid for the shares, or (2) 15% of the Fair Market Value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:

NAME:

(Please print) (First)	(Middle)	(Last)

Relationship:

(Address):

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Date:
Spouse’s Signature

(If beneficiary other than spouse)

EXHIBIT B

NOTICE OF WITHDRAWAL

The undersigned Employee who has elected to participate in the Offering Period of the Microtune, Inc. Employee Stock Purchase Plan which began on                     ,     , 20     (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participating Employee:

Signature:

Date: